EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2014

Name of Active Subsidiary*	Jurisdiction of Organization

ESFEL SA (19%)	Ecuador
Ferro China Holdings Inc	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Far East Ltd	Hong Kong
Ferro Enterprise Management Consulting (Shanghai) Co., Ltd.	Peoples Republic of China
Ferro-Jin Meng (Suzhou) Polishing Materials Co., Ltd (51%)	Peoples Republic of China
PT Ferro Materials Utama (34%)	Indonesia
Ferro Finance Corporation	Ohio
Ferro International Services Inc.	Delaware
Ferro Industrial Products Ltd	Canada
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain
Ferro de Venezuela CA (51%)	Venezuela
Ferro International Holdings Inc.	Ohio
FHCI Limited	Ireland
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro FinCo Ireland Limited	Ireland
Ferro Argentina SA	Argentina
Ferro (Belgium) Sprl.	Belgium
Ferro Coatings Italy Sprl	Italy
Vetriceramici S.p.A.	Italy
Vetriglass S.r.l.	Italy
Vetriceramici de México, S. de R.L. de C.V.	Mexico
Vetriceramici Polska spółka z ograniczoną	Poland
odpowiedzialnością
Vetriceramici Seramik Mamülleri Hizmetleri Sanayi ve	Turkey
Ticaret Limited Şirketi
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Egypt for Glaze (S.A.E.)	Egypt
Ferro Far East Company SDN, BHD	Malaysia
FC France Acquisition Sarl	France
Ferro Couleurs France SA	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia	Indonesia
Ferro France Sarl	France
Ferro (Great Britain) Ltd	United Kingdom
Ferro India Private Limited	India

Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Japan K.K	Japan
Ferro Taiwan Ltd	Republic of China
Ferro (Thailand) Co. Ltd.	Thailand
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro (Italia) SrL	Italy
Smaltochimica SpA (40%)	Italy
Ferro Kaplama Malzemeleri Limited Sirketi	Turkey
Ferro Specialty Materials LLC	Russia
Ohio-Mississippi LLC	Ohio
Ferro Colores SA de CV.	Mexico
Ferro Mexicana SA de CV	Mexico

Dormant Entities:

Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio
Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK

* Percentages in parentheses indicate Ferro Corporation's ownership.